UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

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      Date of Report (Date of earliest event reported): August 9, 2006


                                  CONSECO, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                               001-31792               75-3108137
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(State or other                          (Commission          (I.R.S. Employer
jurisdiction of                          File Number)        Identification No.)
organization)

11825 North Pennsylvania Street
        Carmel, Indiana                                             46032
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(Address of principal executive offices)                          (Zip Code)

                                 (317) 817-6100
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              (Registrant's telephone number, including area code)


                                 Not Applicable
                                ----------------
                        (Former name or former address,
                          if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry into a Material Definitive Agreement.

     See the descriptions set forth below in Item 5.02 regarding the employment agreements between Conseco, Inc. and each of C. James Prieur and James E. Hohmann.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On August 9, 2006, Conseco, Inc. (the "Company") entered into an Employment Agreement (the "Agreement") with C. James Prieur to be its Chief Executive Officer for a term ending December 31, 2009. Mr. Prieur's employment is scheduled to commence on September 7, 2006. The Agreement provides for an annual salary of $900,000, a target annual bonus of not less than 125% of his salary (with a maximum of 200% of his target bonus) and a minimum bonus for 2006 equal to his target bonus, prorated for the number of days worked in 2006. Upon commencement of his employment, Mr. Prieur will be awarded (1) options to purchase 300,000 shares of Conseco common stock, with the options to vest in four equal annual installments beginning on the first anniversary of the date of grant, (2) 50,000 performance shares, with terms to be established by the Company's Human Resources and Compensation Committee and (3) as a sign on award, options to purchase 50,000 shares of Conseco common stock, vesting in full on the second anniversary of the date of grant. The exercise price of the options will be equal to the closing sales price on the date that Mr. Prieur commences employment and will expire in 10 years. Mr. Prieur shall be entitled to reimbursement (including a gross-up for taxes) for relocation expenses not to exceed $50,000, and the Company has agreed to reimburse Mr. Prieur for, or to provide at its expense, up to six months of temporary housing in an amount not to exceed $5,000 per month. The Agreement also includes a covenant not to compete which continues for one year after termination of employment.

     The Agreement also provides for Mr. Prieur to be added to the Conseco Board of Directors as of the date he commences employment. The Board has not yet determined the board committees on which Mr. Prieur will be asked to serve. A copy of the Agreement is included as Exhibit 10.23 to this Current Report on Form 8-K.

     Mr. Prieur, age 55, has been President and Chief Operating Officer of Sun Life Financial, Inc. and Chief Operating Officer of its principal subsidiary, Sun Life Assurance Company, since April 1999.

     Also on August 9, 2006, the Company entered into a revised Employment Agreement with James E. Hohmann. Under the terms of the revised agreement, Mr. Hohmann will serve as President and Chief Operating Officer of the Company, effective upon the commencement of Mr. Prieur's employment. Mr. Hohmann currently is Executive Vice President and Chief Administrative Officer of the Company and has been serving since May 23, 2006 as Interim President and Chief Executive Officer. His revised agreement provides for an annual salary of $600,000 and the grant of 10,000 shares of restricted stock, which shall vest on December 31, 2008. A copy of the revised agreement with Mr. Hohmann is included as Exhibit 10.19 to this Current Report on Form 8-K.

     Also attached as Exhibit 99.1 is the Company's press release dated August 9, 2006 regarding these changes.


Item 9.01.  Financial Statements and Exhibits.

        10.19 Employment Agreement dated as of August 9, 2006 between Conseco, Inc. and James E. Hohmann.

        10.23 Employment Agreement dated as of August 9, 2006 between Conseco, Inc. and C. James Prieur.

        99.1   Press release of Conseco, Inc. issued August 9, 2006

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           CONSECO, INC.

August 9, 2006
                                           By:  /s/ John R. Kline
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                                                John R. Kline
                                                  Senior Vice President and
                                                  Chief Accounting Officer